SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported):  February 2, 1998

                               FRONTIER FUNDS, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                   Maryland
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                  (State or other jurisdiction of incorporation)

               33-43616
               811-6449                               39-1714574
            ---------------                      -------------------
           (Commission File                     (I.R.S. Employer I.D.
               Numbers)                                Number)

      101 West Wisconsin Avenue
         Pewaukee, Wisconsin                          53072-3433
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(Address of Principal Executive                       (Zip Code)
Offices)

                                 414-691-1196
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              (Registrant's telephone number, including area code)

Item 4.  Changes In Registrant's Certifying Accountant
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     (a)  On February 6, 1998 Arthur Andersen LLP informed Frontier Funds, Inc.
(the "Fund") that it declined to stand for reelection. On February 11, 1998 Arthur Andersen LLP confirmed that the client-auditor relationship between the Fund and Arthur Andersen LLP had ceased.

          The reports of Arthur Andersen LLP on the Fund's financial statements for the most recent two fiscal years for which that firm audited such financial statements, the most recent of which is the fiscal year ended September 30, 1997, contains no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

          During the Fund's two most recent fiscal years, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their report on the financial statements for such years.

          During the two most recent fiscal years, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). Arthur Andersen LLP has furnished the Fund with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of this letter is included as an exhibit to this Form 8-K Report.

Item 5.  Other Events.
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     On May 8, 1997, during a regular meeting of the Board, the Board discussed at length the status of the Fund and its ability to remain competitive in the future. The decision was made in that meeting that if the Fund's net asset value ("NAV") did not improve over the next six months, the Board would recommend selling or liquidating the Fund. At the next regular meeting of the Board on August 26, 1997, the Board once again discussed the status of the Fund and noted that no improvement had been made. The Board agreed that there were at least three options for the Fund: (1) to liquidate the Fund; (2) to find a new Advisor for the Fund; or (3) to create a new portfolio. The Board agreed that whatever it decided to do, a decision should be made before the end of the calendar year.

     On November 20, 1997, the Board noted that the Fund's performance had declined over the previous six-month period and approved the decision to liquidate the Fund. The Board authorized the Advisor to take all steps necessary to obtain liquidation. Factors that influenced the Board's decision included the continuous decline in the Fund's assets and number of shareholders. At the close of the Fund's year ended September 30, 1996, the Fund had 142 stockholders. Since that time, the number of stockholders has declined to 127 as of September 30, 1997. The Fund's assets have also declined 40% from $1,444,807 on September 30, 1996 to $856,093 on September 30, 1997. To the
contrary, the Fund's expense ratio continues to rise. The expense ratio has increased from 8.29% for the fiscal year ending September 30, 1996 to 13.29% for the fiscal year ended September 30, 1997. Since it would take a significant rise in the Fund's assets and the number of investors participating in the Fund to materially decrease the Fund's expense ratio, it is not expected that the expense ratio will decrease in the near future.

     The Board issued a Notice and Proxy Statement on January 2, 1998 for a Special Stockholder Meeting to be held on February 2, 1998. The Board informed the stockholders through the Proxy Statement of the facts mentioned above. However, in the Special Stockholder Meeting, the majority of the stockholders decided against the Board's decision to liquidate and instead decided to allow the Fund to continue to operate as it is currently being done.

     The results of the February 2, 1998 stockholder vote were as follows:
there were a total of 181,411.051 shares outstanding and eligible to vote as of the December 15, 1997 record date; 173,332.31 or 95.5% of all outstanding shares responded. Out of the stockholders that responded, 1,929.740 shares abstained; 42,484.774 shares voted for the decision to liquidate the Fund; and 128,917.796 shares (or 74.4% of all voting shares) voted against the decision to liquidate the Fund. Therefore, the Fund will continue to operate.

Item 7.  Financial Statements and Exhibits
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     (c)  Exhibits
               (16) Letter regarding change in certifying accountant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FRONTIER FUNDS, INC.

Date:  February 20, 1998           BY    /s/ James R. Fay
                                       ---------------------------------
                                            James R. Fay, President